UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 6, 2006 (March 31, 2006)

WRIGHT EXPRESS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-32426	01-0526993
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Registrant's telephone number, including area code	(207) 773-8171

(Former name or former address if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement
Adoption of Wright Express Corporation Amended and Restated Short Term Incentive Program and 2006 Performance Criteria
On March 31, 2006, the Compensation Committee of the Board of Directors of Wright Express Corporation (the “Committee” and the “Company,” respectively) approved the performance criteria and relative weighting of each criterion that will be used to determine the cash bonus awards payable to the Company’s chief executive officer and four most highly compensated executive officers (the “Named Executive Officers”) under the Company’s Short Term Incentive Program (the “STIP”) for the fiscal year ending December 31, 2006. For 2006, our Named Executive Officers are: Michael E. Dubyak; Melissa D. Smith; David D. Maxsimic; Katherine M. Greenleaf; and Tod A. Demeter. For all Named Executive Officers, the payments are contingent on the Company meeting certain goals with respect to adjusted net income (60% weighting), adjusted revenue (20% weighting) and corporate objectives (20% weighting). David D. Maxsimic, the Company’s Senior Vice President, Sales and Marketing, is also eligible for a supplemental cash incentive, assuming threshold performance, of between $50,000 and $200,000 based on the Company attaining certain levels of adjusted revenue.
Potential 2006 cash bonus awards under the STIP may be paid to the Company’s Named Executive Officers at the following percentages of base salary:

Name	Threshold	Target	Maximum

Michael E. Dubyak	50%	100%	200%
Melissa D. Smith	30	60	120
David D. Maxsimic	27.5	55	110
Katherine M. Greenleaf	22.5	45	90
Tod A. Demeter	22.5	45	90

For any performance between threshold and maximum performance, payout is adjusted ratably. The Company must meet its threshold results for adjusted net income in order to receive any payout under the STIP.
For the purposes of the STIP, adjusted net income means “adjusted net income” as reported in the Company’s Form 8-K filing reporting the Company’s results for 2006 adjusted to exclude certain extraordinary items. The Compensation Committee may exercise discretion to include all or part of an item of loss or expense with regard to any extraordinary items. The Compensation Committee has further discretion to increase or decrease payout levels on adjusted net income under certain circumstances relating to the impact of the Company’s fuel price risk management program. For purposes of the STIP, “adjusted revenue” is based on revenue adjusted for the price of fuel.
Adoption of Wright Express Corporation 2006 Long Term Incentive Program
On March 31, 2006, the Committee also approved grants of equity securities to the Company’s Named Executive Officers, among others, in the form of restricted stock units (“RSUs”) and performance-based restricted stock units (“PSUs”). The following lists the number of RSUs and PSUs (at threshold, target and maximum performance) granted to each of the Company’s Named Executive Officers:

Name	RSUs	Threshold PSUs	Target PSUs	Maximum PSUs

Michael E. Dubyak	13,557	6,778	13,557	27,114
Melissa D. Smith	4,338	2,169	4,338	8,676
David D. Maxsimic	3,886	1,943	3,886	7,772
Katherine M. Greenleaf	3,253	1,626	3,253	6,506
Tod A. Demeter	3,253	1,626	3,253	6,506

The RSUs and PSUs vest with respect to 25% of the total units granted on each of the first four anniversaries of the date of grant, or sooner under certain circumstances. Under the terms of the grant, the number of PSUs that will be converted to shares of the Company’s stock is subject to the attainment of performance goals, based on adjusted net income as determined for purposes of the STIP. No PSUs will be converted to shares of the Company’s stock unless the threshold performance goal is met. If the maximum goal is exceeded, only the number of PSUs granted subject to attainment of the maximum goal will be converted.
Item 9.01      Financial Statements and Exhibits.
(c)      Exhibits.

Exhibit No.	Description

10.1*	Form of Long Term Incentive Program Award Agreement

*      Exhibit filed herewith.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WRIGHT EXPRESS CORPORATION
Date: April 6, 2006	By:	/s/ Melissa D. Smith
Melissa D. Smith
Senior Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1*	Form of Long Term Incentive Program Award Agreement

*      Exhibit filed herewith.